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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Internet Capital Group, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-34736, 333-76870 and 333-76872) on Form S-8 and the registration statement (no. 333-115702) on Form S-3 of Internet Capital Group, Inc. and subsidiaries of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Internet Capital Group, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit), comprehensive loss and cash flows for each of the years in the three-year period ended December 31, 2004, and related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Internet Capital Group, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania
March 15, 2005